UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2016

Silver Bay Realty Trust Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-35760	90-0867250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Fernbrook Lane North, Suite 210 Plymouth, MN 55447
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (952) 358-4400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2016, the Board of Directors of Silver Bay Realty Trust Corp. (the "Company") approved the amendment and restatement of the Company’s 2012 Equity Incentive Plan (the "Plan"), subject to stockholder approval. The amendment and restatement of the Plan was approved by stockholders at the Company’s 2016 Annual Meeting of Stockholders on May 17, 2016. The amendment and restatement of the Plan increased the number of shares available for issuance by 1,500,000 shares and made certain other changes described in the proxy statement relating to the meeting. A copy of the amended and restated Plan and a new form of restricted stock agreement for the amended and restated Plan are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated into this Item 5.02 by reference.

Item 5.07           Submission of Matters to a Vote of Security Holders

The Company held its 2016 Annual Meeting of Stockholders on May 17, 2016 for the purpose of electing seven directors, approving the Silver Bay Realty Trust Corp. Restated 2012 Equity Incentive Plan, and ratifying the appointment of Ernst & Young LLP as its independent registered public accounting firm.

For more information on the proposals described below, refer to the Company’s proxy statement dated April 4, 2016, which was filed with the Securities and Exchange Commission on April 4, 2016. As of the record date, there were a total of 35,785,046 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 31,715,773 shares of common stock, or approximately 89%, were represented in person or by proxy; therefore, a quorum was present.

Proposal 1 — Election of Directors

The seven nominees proposed by the Company’s Board of Directors were elected to serve as a director until its Annual Meeting of Stockholders to be held in 2017 and until his or her successor is duly elected and qualifies. The voting results for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes
Thomas W. Brock	22,438,709	1,242,991	8,034,073
Daryl J. Carter	23,027,535	654,165	8,034,073
Tanuja M. Dehne	21,676,863	2,004,837	8,034,073
Stephen G. Kasnet	23,093,329	588,371	8,034,073
Irvin R. Kessler	21,585,046	2,096,654	8,034,073
Thomas Siering	21,593,736	2,087,964	8,034,073
Ronald N. Weiser	23,023,231	658,469	8,034,073

Proposal 2 — Approval of the Silver Bay Realty Trust Corp. Restated 2012 Equity Incentive Plan

Stockholders approved the Silver Bay Realty Trust Corp. Restated 2012 Equity Incentive Plan. The proposal received the following final voting results: 22,884,114 for; 730,742 against; 66,844 abstentions; and 8,034,073 broker non-votes.

Proposal 3 — Ratification of Selection of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The proposal received the following final voting results: 31,121,331 for; 466,201 against; and 128,241 abstentions.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.         Description
10.1            Silver Bay Realty Trust Corp. Restated 2012 Equity Incentive Plan

10.2	Form of Restricted Stock Agreement for Silver Bay Realty Trust Corp. Restated 2012 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER BAY REALTY TRUST CORP.

	By:	/s/ DANIEL J. BUECHLER
Daniel J. Buechler
General Counsel and Secretary

Date: May 19, 2016

Exhibit Index

Item No.         Description
10.1            Silver Bay Realty Trust Corp. Restated 2012 Equity Incentive Plan

10.2	Form of Restricted Stock Agreement for Silver Bay Realty Trust Corp. Restated 2012 Equity Incentive Plan